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                                                                   Exhibit 10.12

                          STRATEGIC ALLIANCE AGREEMENT

STRATEGIC ALLIANCE AGREEMENT, dated as of March 10, 1998, between ORION POWER HOLDINGS, INC., a Delaware corporation (the "Company"), and CONSTELLATION POWER SOURCE, INC., a Delaware corporation ("Constellation").

                                   WITNESSETH

       WHEREAS, GS CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("GSCP"), and Constellation, on March 10, 1998, caused the formation of the Company and entered into a Stockholders' Agreement relating thereto;

       WHEREAS, the Company has been formed for the purpose of investing in and managing the operations of electric generating assets in the United States and Canada (the "Portfolio Assets");

       WHEREAS, Constellation and the Company intend to establish a Strategic Alliance (as defined herein) whereby Constellation will be the exclusive provider of power marketing and risk management services for the Portfolio Assets subject to the terms of this Agreement;

       WHEREAS, to carry out the Strategic Alliance, Constellation and the Company intend to enter into Power Sales and Brokering Agreements (as defined herein) with respect to each Facility, each such Power Sales and Brokering Agreement to be established in accordance with the terms of this Agreement; and

       WHEREAS, the parties hereto desire to set forth the terms and conditions of the Strategic Alliance between the Company and Constellation.

       NOW, THEREFORE, in consideration of the promises and of the mutual commitments and obligations hereinafter set forth, the parties hereto hereby agree as follows:


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       SECTION 1.    Definitions.  As used herein, the following terms shall
have the following meanings:

       Brokering Services" means services pursuant to which Constellation, at the Company's request, shall arrange with third parties (i) for the purchase of the electrical output of a Facility or (ii) for Hedging Transactions, in each case for the portion of a Facility's output or risk management needs for which Constellation and the Company have not entered into Principal Transactions.

       Facility" means each electric generating facility owned or controlled by the Company.

       Facility Event" means an event in which a Facility is (i) retired from service or (ii) directly or indirectly sold, whether by means of a sale of stock of the entity that owns the Facility or the sale or lease of all or substantially all of the assets comprising the Facility, or by means of a merger, consolidation, share exchange or otherwise with respect to the entity that owns the Facility; provided, however, that a Facility Event shall not include a sale-leaseback (or similar transaction) with respect to such Facility for the purpose of financing such Facility. For purposes hereof, the term sale or sold shall each mean the transfer of control of a Facility (i.e. the ultimate decision-making authority with respect to a Facility or the entity that owns such Facility) to an entity, including any affiliates of such entity, other than GSCP, Constellation or an affiliate of either such person.

       Hedging Transaction" means a Transaction entered into by the Company for the purpose of managing price risk associated with a Facility's electrical output and capacity value.

       Inadequate Performance" means a circumstance in which, after notice (such notice only to be delivered after the Company has made reasonable efforts to communicate its dissatisfaction with Constellation's performance) and an opportunity to


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cure as set forth herein, Constellation fails to perform services in a manner that meets reasonable, professional power marketing and risk management standards with respect to (i) a Facility, pursuant to a Power Sales and Brokering Agreement (it being understood that if more specific standards are applicable with respect to such Facility, such standards will be specified in each Power Sales and Brokering Agreement) or (ii) a Particular Market Segment; provided, however, that in either case Constellation shall have 30 days after written notice (an "Inadequate Performance Notice") from the Company to cure the Inadequate Performance set forth in such notice. In no event shall Inadequate Performance apply to any Principal Transactions.

       IPO" means an underwritten offering or series of underwritten offerings pursuant to which the common stock, par value $.01 per share, of the Company ("Common Stock") becomes registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a) in which either (i) the Common Stock issued in such IPO constitutes at least 20% of the Common Stock or (ii) the gross proceeds to the Company and any selling stockholders, in the aggregate, is at least $75 million before deducting underwriting discounts, commissions and offering expenses and (b) which results in the Common Stock being held by at least 500 holders of record within the meaning of Rule 12g5-1 under the Exchange Act.

       Market Analysis" means Constellation's proposed risk management strategy for a potential Facility acquisition by the Company for a period agreed upon by Constellation and the Company, together with forecasted market views thereafter, based upon Constellation's analysis of current and future market conditions.

       Market Based Terms" means pricing, terms, conditions and standards for similar services which are based upon the marketplace, in the context of an arm's length negotiation with unaffiliated parties, at the time such pricing, terms, conditions and standards are to be determined, as they may be modified or supplemented by a specific


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provision of this Agreement, it being understood that the level of Market Based
Terms may vary from Facility to Facility to reflect, among other things, Facility and market specific characteristics.

       Particular Market Segment" means a specific relevant market or environment (which may be defined by geographic area, type of activity or service, or otherwise) in which Constellation may provide Power Marketing and Risk Management Services and all other related services provided under this Agreement.

       Power Marketing and Risk Management Services" means Principal Transactions, Brokering Services and Scheduling Services (each as defined in this Agreement) and all other related services provided by Constellation to the Company with respect to a Facility.

       Power Sales and Brokering Agreement" means the agreement by which Constellation will provide exclusive Power Marketing and Risk Management Services associated with the energy output and capacity of a Facility.

       Principal Transaction" means:

                     (i) A transaction pursuant to which Constellation, at the Company's request, purchases electrical output of a Facility at market-based, negotiated prices, terms and conditions; or

                     (ii) A Hedging Transaction between Constellation and the Company, at the Company's request, to provide risk management for a Facility at market-based, negotiated prices, terms and conditions.

       Scheduling Services" means the scheduling by Constellation of the electrical generation output and associated transmission services for a Facility.

       Strategic Alliance" means the exclusive provision of Power Marketing and Risk Management Services by Constellation to the Company, as provided for in, and subject to the terms of, this Agreement.


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       Termination Event" means an event in which the Company (i) consummates an
IPO or (ii) is directly or indirectly sold, whether by means of a sale of its stock or the sale or lease of all or substantially all of its assets, or by means of a merger, consolidation, share exchange or otherwise. For purposes hereof, the term sale or sold shall each mean the transfer of a greater than 50% interest to an entity (including a group acting in concert) other than GSCP, Constellation or an affiliate of either such person.

       SECTION 2.    Strategic Alliance.
                     Pursuant to the Strategic Alliance:

                     (a) Unless otherwise agreed by Constellation and the Company with respect to a specific Facility, and subject to the other provisions of this Agreement, Constellation shall be the exclusive provider of Power Marketing and Risk Management Services for each Facility acquired by the Company.

                     (b) Unless otherwise agreed by Constellation and the Company with respect to a specific Facility, and subject to the other provisions of this Agreement, the Company shall not procure Power Marketing and Risk Management Services for any Facility from any entity other than from Constellation.

                     (c) Unless otherwise agreed by Constellation and the Company, and subject to the other provisions of this Agreement, all Power Sales and Brokering Agreements and other arrangements to be negotiated and entered into between Constellation and the Company shall be upon and conform to Market Based Terms.

                     (d) Unless otherwise agreed by Constellation and the Company, Constellation will not provide assistance to any entity in connection with such entity's bidding for, or acquisition of, an ownership or controlling position in any electric generating facility with respect to which the Company notifies Constellation that the Company is bidding, or intending to bid, to acquire, in whole or in part. Constellation shall not be precluded from providing assistance to an entity seeking ownership or control


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of a facility at such time as (i) the Company ceases pursuing the acquisition, in whole or in part, of such facility or (ii) such third party entity enters into a definitive written purchase agreement to acquire control of such facility.

       SECTION 3.    Power Sales and Brokering Agreements.

                     (a) In connection with the acquisition of each Facility by the Company, Constellation and the Company shall negotiate in good faith to enter into, on Market Based Terms, and subject to Section 3(c) hereof, a Power Sales and Brokering Agreement pursuant to which Constellation shall have the exclusive right to provide Power Marketing and Risk Management Services for such Facility.

                     (b) In the event that the Company (i) acquires a Facility that has a pre-existing power sales or risk management agreement (a "Pre-Existing Agreement") which will remain an obligation of the Company upon acquisition of such Facility and such Pre-Existing Agreement is not terminable without monetary loss to the Company or (ii) must enter into or accept any agreement relating to power sales or risk management imposed by the seller of such Facility as a condition to consummating an acquisition of a Facility (an "Obligatory Agreement"), in lieu of the Power Sales and Brokering Agreement contemplated by Section 3(a) hereof, Constellation and the Company shall, to the extent applicable, negotiate, on Market Based Terms, and subject to Section 3(c) hereof, a Power Sales and Brokering Agreement, pursuant to which Constellation shall provide Power Marketing and Risk Management Services with respect to such Facility (i) in accordance with Section 3(a) hereof, except that such Power Sales and Brokering Agreement shall be effective only upon termination of such Pre-Existing Agreement or Obligatory Agreement, as the case may be, or (ii) to the degree, if any, that such Pre-Existing Agreement or Obligatory Agreement, as the case may be, does not satisfy all of the Power Marketing and Risk Management Services required by the Facility; provided, that, any Power Sales and Brokering Agreement entered into pursuant to this Section 3(b)


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shall in no case violate such Pre-Existing Agreement or Obligatory Agreement, as the case may be.

                     (c) All Power Sales and Brokering Agreements to be negotiated pursuant to this Agreement shall set forth the specific Power Marketing and Risk Management Services, and any other services agreed to by Constellation and the Company as contemplated by Section 7 hereof, to be provided by Constellation together with the associated fees, terms and conditions. Unless otherwise agreed by Constellation and the Company with respect to a specific Facility, negotiations to enter into any Power Sales and Brokering Agreement pursuant to this Agreement shall commence prior to the date on which the Company formally enters a binding bid to acquire a Facility (the date on which negotiations are to commence hereunder is referred to as the "Commencement Date"). If the parties are unable to agree upon the Market Based Terms, or any of them, to be contained in any Power Sales and Brokering Agreement, then the provisions of Section 4 hereof shall apply.

                     SECTION 4.    Dispute Resolution.

                     (a) Unless otherwise provided in a Power Sales and Brokering Agreement, the resolution of any controversy, claim or dispute, other than an Inadequate Performance Dispute, as defined in Section 4(b) hereof, or a Material Breach Dispute, as defined in Section 4(c) hereof, (a "Dispute") arising out of or relating to this Agreement or any Power Sales and Brokering Agreement (including, without limitation, (i) the parties' inability to negotiate and agree upon the Market Based Terms of a Power Sales and Brokering Agreement in accordance with Section 3 hereof (a "Market Based Terms Dispute"),
(ii) whether an event permitting termination under Section 5 hereof has occurred or (iii) any questions of interpretation of this Agreement or any Power Sales and Brokering Agreement) shall be determined in the following manner: (A) to the extent the Dispute is not a Market Based Terms Dispute (the initial negotiations of which shall be


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governed by Section 3 hereof), the parties shall immediately commence negotiations to settle any Dispute, (B) if the parties are unable to resolve the Dispute within 30 days from the Commencement Date, or in the case of a Dispute other than a Market Based Terms Dispute, the date on which the parties initially commence negotiations with respect to such Dispute, upon the request (the "First Trigger") of either the Company or Constellation at any time after such 30 day period, the Chief Executive Officer of each of the Company and Constellation shall meet in a good faith effort to reasonably resolve any such Dispute, (C) if such Chief Executive Officers are unable to resolve the Dispute within 15 days of the First Trigger (the "CEO Period"), or upon the request (such request or the expiration of the CEO Period is referred to as the "Second Trigger") of either Chief Executive Officer, the Chairman of the Board of each of the Company and Constellation Energy Solutions, Inc., or an equivalent director or officer, shall meet in a good faith effort to reasonably resolve any such Dispute, and
(D) if such Chairmen of the Board are unable to reach a resolution within 15 days of the Second Trigger, or upon the request of either Chairman of the Board, the conflict shall be referred to and then settled by binding arbitration in Delaware, administered by the American Arbitration Association in accordance with the Expedited Procedures of its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

                     (b) The resolution of any controversy, claim or dispute as to whether there has been Inadequate Performance, or any cure thereof (an "Inadequate Performance Dispute"), shall be determined in the following manner:
(A)(i) following the delivery of the Inadequate Performance Notice of termination as a result of Inadequate Performance of a Power Sales and Brokering Agreement or of this Agreement with respect to a Particular Market Segment in accordance with Section 5 hereof, the Chief Executive Officer of each of the Company and Constellation shall meet in a good


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faith effort to reasonably resolve any such Inadequate Performance Dispute, (ii)
if such Chief Executive Officers are unable to resolve the Inadequate
Performance Dispute within 15 days of the Inadequate Performance Notice, or upon the request of either Chief Executive Officer, the Chairman of the Board of each of the Company and Constellation Energy Solutions, Inc., or an equivalent director or officer, shall meet in a good faith effort to reasonably resolve any such Inadequate Performance Dispute, and (iii) if such Chairmen of the Board are unable to reach a resolution of the Inadequate Performance Dispute within 30 days after the Inadequate Performance Notice (or within 40 days after the Inadequate Performance Notice if Constellation has taken reasonable steps to attempt to cure the Inadequate Performance set forth in the Inadequate Performance Notice within such 30 day period and there is a dispute as to whether, within such 30 day period, a cure has been accomplished) (the 30 day or 40 day period (as the case may be) referred to in this Section 4(b)(iii) is hereinafter referred to as the "Initial Resolution Period"), upon the request of either Chairman of the Board, the conflict shall be referred to and then settled by binding arbitration in Delaware, administered by the American Arbitration Association in accordance with the Expedited Procedures of its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Following the Initial Resolution Period, nothing in this Section 4 shall require the Company to delay or forbear from exercising, during the pendency of any Inadequate Performance Dispute resolution process, its rights under Section 5 to terminate this Agreement with respect to a Particular Market Segment or any Power Sales and Brokering
Agreement as a result of Inadequate Performance.

                     (c) The resolution of any controversy, claim or dispute (a "Material Breach Dispute") as to whether a Material Breach (as defined in
Section 17 of the Agreement, dated March 10, 1998 (the "BGE/CPI Agreement"), by and among the Company, Baltimore Gas and Electric Company ("BGE") and Constellation Power, Inc.


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("CPI")) has occurred shall be resolved in accordance with Section 20(a) of the
BGE/CPI Agreement.

       SECTION 5.    Term and Termination.

                     (a)    Strategic Alliance.

                            (i)    This Agreement shall remain in force unless
terminated in accordance with its terms.

                            (ii)   This Agreement shall be terminable by the
Company or Constellation upon at least thirty (30) days' prior written notice due to a Termination Event, subject to the provisions of Section 5(a)(iv); provided, however, that, unless otherwise specified in a specific Power Sales and Brokering Agreement, no Principal Transaction may be terminated by the Company or Constellation prior to the termination date for such transaction previously agreed upon in such Power Sales and Brokering Agreement.

                            (iii)  With respect to a Particular Market Segment,
this Agreement, and any Power Sales and Brokering Agreement with respect to a Facility in such Particular Market Segment, shall be terminable by the Company due to Inadequate Performance with respect to such Particular Market Segment; provided, however, no Principal Transaction may be terminated by the Company prior to the termination date for such transaction previously agreed upon in a Power Sales and Brokering Agreement due to Inadequate Performance.

                     (iv) The period during which this Agreement may be terminable by the Company or Constellation in accordance with Section 5(a)(ii) hereof shall be the six (6) month period beginning from the closing date of the transaction giving rise to such Termination Event; provided, however, notice of any termination may be given prior to or after the closing date of such Termination Event so long as such termination is not effective prior to the closing date of such Termination Event.


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                     (b)    Power Sales and Brokering Agreements.

                            (i)    Each Power Sales and Brokering Agreement
shall remain in force unless terminated in accordance with its own terms or by the terms of this Agreement.

                            (ii)   A Power Sales and Brokering Agreement shall
be terminable by the Company due to: (a) Inadequate Performance or (b) upon thirty (30) days' prior written notice, subject to the provisions of Section 5(b)(iv), due to the occurrence of either a Termination Event or a Facility Event; provided, however, that, unless otherwise specified in a specific Power Sales and Brokering Agreement, no Principal Transaction may be terminated by the Company or Constellation prior to the termination date for such transaction previously agreed upon in such Power Sales and Brokering Agreement.

                            (iii)  A Power Sales and Brokering Agreement shall
become terminable by Constellation upon thirty (30) days' prior written notice, subject to the provisions of Section 5(b)(iv), due to: (a) a Termination Event or (b) a Facility Event; provided, however, that, unless otherwise specified in a specific Power Sales and Brokering Agreement, no Principal Transaction may be terminated by the Company or Constellation prior to the termination date for such transaction previously agreed upon in such Power Sales and Brokering Agreement.

                     (iv) The period during which a Power Sales and Brokering Agreement may be terminable by the Company or Constellation due to the occurrence of a Termination Event or Facility Event as provided in Section 5(b)(ii) or (iii) shall be the six (6) month period beginning from the closing date of the transaction giving rise to such Termination Event or Facility Event; provided, however, notice of any termination may be given prior to or after the closing date of such Termination Event or Facility Event so


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long as such termination is not effective prior to the closing date of such
Termination Event or Facility Event.

                     (c)    Other Termination.

                            (i)    This Agreement and any Power Sales and
Brokering Agreement shall be terminable by the Company within six months of the occurrence of any of the following events, upon thirty (30) days' prior written notice: (A) at any time, Constellation has sold or otherwise transferred in a transaction or series of transactions to any person other than an affiliate of Constellation, 50% or more, in the aggregate, of the shares of Common Stock which Constellation, in the aggregate, had acquired prior to the date on which termination shall be permitted hereby (a "Constellation Disposition"); (B) that certain Power Business Services Agreement, dated February 24, 1997, (the "Advisory Agreement"), by and among Constellation, Goldman Sachs Power LLC ("GSP"), BGE, Goldman, Sachs & Co. ("Goldman") and J. Aron & Company ("J. Aron"), is terminated; (C) voting control of Constellation or Constellation Energy Solutions, Inc. is acquired by a third party (including any affiliates of such third party) which is not an affiliate of BGE or a transaction or series of related transactions is consummated (including, without limitation, any tender offer or merger transaction) pursuant to which BGE stockholders immediately prior to the first of any such transactions, hold, immediately following such transaction or series of related transactions, less than 50% of the voting stock of BGE (or a holding company for BGE) or the surviving or resulting corporation of such transaction or series of related transactions (a "BGE Change of Control") and the Company, in its sole judgment to be reasonably exercised, believes that it is no longer in the interest of the Company to continue the Strategic Alliance as a result of such change of control; or (D) a Material Breach, as defined in Section 17 of the BGE/CPI Agreement, shall have occurred (a "CPI Group Breach Event"); provided, however, unless otherwise specified in a specific Power Sales and Brokering Agreement,


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no Principal Transaction may be terminated by the Company or Constellation prior to the termination date for such transaction previously agreed upon in such Power Sales and Brokering Agreement; provided further that notice of any termination may be given prior to or after the closing or effective date of any of the events specified in this Section 5(c)(i) so long as such termination is not effective prior to the closing or effective date of any such event.

                            (ii)   This Agreement and any Power Sales and
Brokering Agreement shall be terminable by Constellation within six months of the occurrence of any of the following events, upon thirty (30) days' prior written notice: (A) at any time, GSCP has sold or otherwise transferred in a transaction or series of transactions to any person other than an affiliate of GSCP, 50% or more, in the aggregate, of the shares of Common Stock which GSCP, in the aggregate, had acquired prior to the date on which termination shall be permitted hereby (a "Goldman Disposition") or (B) 50% of the voting interest of the General Partner of GSCP is acquired by a third party (including any affiliates of such third party) which is not an affiliate of Goldman or a transaction or series of related transactions is consummated pursuant to which owners of the voting interests in the ultimate parent company of Goldman immediately prior to the first of any such transactions, hold, immediately following such transaction or series of related transactions, less than 50% of the voting interest of such company (a "Goldman Change of Control") and Constellation, in its sole judgment to be reasonably exercised, believes that it is no longer in the interest of Constellation to continue the Strategic Alliance as a result of such change of control; provided, however, unless otherwise specified in a specific Power Sales and Brokering Agreement, no Principal Transaction may be terminated by Constellation prior to the termination date for such transaction previously agreed upon in such Power Sales and Brokering Agreement; provided further that notice of any termination may be given prior to or after the closing or effective date of any of the


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events specified in this Section 5(c)(ii) so long as such termination is not effective prior to the closing or effective date of any such event.

                     (d) Termination Fees. In the event that this Agreement or any Power Sales and Brokering Agreement is terminated by the Company pursuant to this Section 5 due to (i) a Termination Event, (ii) a Facility Event, (iii) a Goldman Disposition, (iv) a Goldman Change of Control, or (v) the cancellation of the Advisory Agreement, the Company shall pay Constellation a termination fee to reimburse Constellation for its demonstrable and actual out of pocket expenses as a result of such termination.

       SECTION 6.    Market Analysis.

                     (a) From time to time, the Company may request Constellation to conduct a Market Analysis with respect to a potential Facility acquisition. Constellation shall provide such requested Market Analysis to the Company within a reasonable period of time consistent with the Company's obligations to meet the schedule required by the process, if any, by which the potential Facility acquisition is being offered for sale. The Company and Constellation shall treat the Market Analysis with the same confidential treatment it treats its own confidential business materials. The parties recognize and agree that the acquisition of any Facility will be the sole decision of the Company based on its independent evaluation of all relevant factors associated with such acquisition.

                     (b) A Market Analysis may become the basis for a Power Sales and Brokering Agreement upon acquisition of the Facility by the Company. Since the validity of a Market Analysis is dependent upon prevailing market conditions at the time of the conduct of such analysis, the parties recognize that, as a result of the anticipated time delay between the conduct of a Market Analysis for a potential Facility acquisition and the closing of the acquisition of such Facility, market movements may require a Market Analysis to be revised in order for it to be the basis for a Power Sales and


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Brokering Agreement. Upon the request of the Company, Constellation shall provide the Company, together with each Market Analysis, a proposal which will permit the Company, upon an appropriate payment, to fix the prices for the risk management strategy contained in the Market Analysis.

       SECTION 7. Expenses. Unless otherwise agreed in writing, (i) in connection with a potential Facility acquisition by the Company, Constellation shall be responsible for all expenses relating to Constellation's preparation, in accordance with normal business development practices, of any Market Analysis, including the preparation of any proposal contemplated by Section 6, and (ii) the Company shall not be subject to charges by Constellation that are not provided for in a Power Sales and Brokering Agreement; provided, however, that any additional services and charges may be agreed upon by Constellation and the Company in writing prior to incurring the expense and shall be established on an arms' length basis at market reflective levels.

       SECTION 8. Invoices. Constellation will invoice the Company on a monthly basis for all fees associated with Power Marketing and Risk Management Services due under any Power Sales and Brokering Agreement. Constellation will also reflect on such invoices any payments to be made to the Company by Constellation or payments due from the Company to Constellation resulting from Principal Transactions undertaken with respect to a Facility in accordance with a Power Sales and Brokering Agreement as well as any other fees that may be due to the Company or Constellation, as the case may be.

       SECTION 9.    Reports and Audit Rights.

                     (a) With respect to each Facility, Constellation shall provide to the Company (i) on a daily basis, if applicable, reports and summary updates of the power positions and respective transactions for such Facility (the "Trading Book Reports") and (ii) within 90 days after the end of each fiscal year, commencing with the first fiscal year ending after the date of the applicable Power Sales and Brokering Agreement, annual


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Trading Book Reports, together with a statement certified by an appropriate officer of Constellation, certifying that such Trading Book Reports are accurate and fairly presented. No Trading Book Reports shall be provided for Principal Transactions.

                     (b) Constellation and the Company shall provide each other with their respective annual audited financial statements within 90 days after the end of each fiscal year.

                     (c) From and after the date of this Agreement, each party shall afford the other party, its employees, counsel and other authorized representatives reasonable access, during normal business hours, upon reasonable advance notice, with due regard to such party's ongoing operations, to all of the books, records and accounts of such party, or its affiliates, to the extent such books, records and accounts (i) relate to the operations of any Facility and/or (ii) evidence the amount billed to the Company or to Constellation under any Power Sales and Brokering Agreement or otherwise. Additionally, such party shall furnish on a timely basis any other financial or other information relating to a Facility reasonably available to management of such party as the other party shall reasonably request.

       SECTION 10.   Limitation of Liability.

                     (a) Unless otherwise provided in a Power Sales and Brokering Agreement, neither the Company or its affiliates, nor Constellation or its affiliates, shall be liable to the other with respect to the performance of its obligations hereunder or under any Power Sales and Brokering Agreement unless due to gross negligence or willful misconduct of employees or other agents of the Company or Constellation, as the case may be.

                     (b) Unless otherwise provided in a Power Sales and Brokering Agreement, neither the Company or its affiliates, nor Constellation or its affiliates, shall be liable to the other with respect to the performance of its obligations hereunder or under


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any Power Sales and Brokering Agreement for consequential, indirect, punitive or special damages.

       SECTION 11. Representations and Warranties. Each party represents and warrants to the other parties that: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) it has all regulatory authorizations necessary for it to legally perform its obligations under this Agreement and any other documentation relating to this Agreement, (iii) the execution, delivery and performance of this Agreement and any other documentation relating to this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any material contracts to which it is a party or any law, rule or regulation material to it or order or the like applicable to it, (iv) this Agreement and each other document executed and delivered in accordance with this Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms, (v) there are no bankruptcy proceedings pending or being contemplated by it or, to its knowledge, threatened against it, and (vi) there is not pending or, to its knowledge, threatened against it or any of its affiliates, any legal proceedings that could materially adversely affect its ability to perform its obligations under this Agreement or any other document relating to this Agreement to which it is a party.

       SECTION 12. Assignment. No party shall assign this Agreement or its rights or obligations hereunder to any party without the prior written consent of the other party. This Section 12 shall not preclude the parties from entering into Power Sales and Marketing Agreements and carrying out their obligations thereunder through wholly-owned subsidiaries.

       SECTION 13. Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or


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Constellation unless such modification, amendment or waiver is approved in writing by the Company and Constellation. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

       SECTION 14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

       SECTION 15. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

       SECTION 16. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

       SECTION 17. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered or sent by facsimile or reputable overnight courier service (charges prepaid) to the Company and Constellation at the addresses set forth below, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or on receipt.

         The Company's address is:     c/o John Bu

                                       GS Capital Partners II, L.P.

                                       85 Broad Street, 19th Floor

                                       New York, New York  10004

                                       Facsimile:  (212) 357-5505

                                       Attention:  Jack Fusco

                                       with a copy to:

                                       Fried, Frank, Harris, Shriver & Jacobson

         One New York Plaza

         New York, New York  10004

         Facsimile:  (212) 859-8000

         Attention:  Paul M. Reinstein, Esq.

         and a copy to:

         GS Capital Partners II, L.P.

         85 Broad Street

         New York, New York  10004

         Facsimile:  (212) 902-3000

         Attention:  David J. Greenwald, Esq.

         Constellation's address is:   39 W. Lexington Street

                                       Baltimore, Maryland 21201

                                       Facsimile:  (410) 234-7866

                                       Attention:  David M. Perlman, Esq.

       SECTION 18. Governing Law and Jurisdiction. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

       SECTION 19. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

       SECTION 20. Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

       SECTION 21. Advisor. GSP is the exclusive advisor to Constellation and not a principal of Constellation. From time to time, Constellation may designate one or more employees of GSP as Constellation's agent for purposes of entering into transactions with regard to a Power Sales and Brokering Agreement. Constellation shall be solely responsible for any and all obligations and liabilities associated with such transactions. Neither GSP, Goldman nor J. Aron, nor any of their affiliates, has any responsibility for, or liability to any person with respect to any such transactions or liabilities of Constellation under this Agreement.

                           [INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 ORION POWER HOLDINGS, INC.

                                 By:
                                    --------------------------------------
                                    Name:  Jack Fusco
                                    Title: Chief Operating Officer


                                 CONSTELLATION POWER SOURCE, INC.

                                 By:
                                    --------------------------------------
                                    Name:  C. W. Shivery
                                    Title: President and Chief Executive Officer